UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
______________________________________________
Current Report
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
July 29, 2026
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MATTEL, INC.
(Exact name of registrant as specified in its charter)
 ______________________________________________

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
333 Continental Boulevard
El Segundo, California 90245-5012
(Address of principal executive offices)
Registrant's telephone number, including area code
(310) 252-2000
N/A
(Former name or former address, if changed since last report)
  ______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share	MAT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐
Section 5 – Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
On July 29, 2026, Roberto Stanichi was promoted to the position of President, Chief Marketing and Brand Officer of Mattel,
Inc. (the “Company” or “Mattel”). Mr. Stanichi, age 47, previously served as the Company’s Executive Vice President and
Chief Global Brand Officer. Mr. Stanichi oversees the Company’s brand and business strategy, marketing, consumer insights, and product design functions and will continue to report to Ynon Kreiz, Mattel’s Chairman and Chief Executive Officer.
Mr. Stanichi has served as the Company's Executive Vice President and Chief Global Brand Officer since September 2025.
Previously, he served as Executive Vice President Hot Wheels and Head of Vehicles and Building Sets from September 2024 to
September 2025, and Senior Vice President Hot Wheels and Global Head of Vehicles from January 2020 to September 2024.
Mr. Stanichi originally joined Mattel in 2004 and has held a variety of senior leadership roles across the Company's global brand portfolio. Prior to rejoining Mattel in 2020, he held positions at Spin Master and PepsiCo.
In connection with the promotion, on July 29, 2026, the Company entered into a letter agreement with Mr. Stanichi (the “Offer
Letter”), pursuant to which Mr. Stanichi will receive an annual base salary of $900,000.  Effective for the 2026 performance year, his annual target award under the Mattel Incentive Plan (the “MIP”) will be 100% of his annual base salary, up to a maximum of 200% of his annual base salary.
In connection with the promotion, Mr. Stanichi will receive two special stock grants, each with a grant date of July 31, 2026
(the “Grant Date”): (i) an incremental stock grant with an aggregate grant value of $1,900,000, granted 50% in the form of restricted stock units (“RSUs”) that vest as to 33%, 33% and 34% of the underlying shares on the first, second, and third anniversaries of the Grant Date, respectively, and 50% in the form of performance stock units (“PSUs”) granted under, and subject to the terms of, the Company’s 2026 Long-Term Incentive Program; and (ii) a promotion stock grant with an aggregate grant value of $2,000,000, granted entirely in the form of RSUs that vest as to 50% of the underlying shares on each of the first and second anniversaries of the Grant Date. The RSU portions of these grants will be converted into a number of RSUs by dividing the applicable grant value by the closing price of Mattel common stock on the Grant Date, and each award is subject to
Mr. Stanichi’s continued employment with Mattel through the applicable vesting date.
Beginning in 2027, Mr. Stanichi’s annual target stock grant value will increase to $3,000,000, subject to annual approval by the
Compensation Committee of the Company’s Board of Directors. Mr. Stanichi will continue to receive a monthly car allowance of $2,000, will remain subject to the Company’s stock ownership guidelines (with a target ownership level of three times his annual base salary) and the Company’s Compensation Recovery Policy, and will participate in the Company’s Executive
Severance Plan as a Tier II participant. The stock grants described above will be granted under the Company’s Amended and
Restated 2010 Equity and Long-Term Compensation Plan, as amended, and the applicable form award agreements thereunder.
The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
There are no family relationships between Mr. Stanichi and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Stanichi and any other person pursuant to which he was appointed to his new position. Mr. Stanichi is not a party to any transactions of the type that would require disclosure under Item 404(a) of
Regulation S-K.
Section 7 – Regulation FD
Item 7.01. Regulation FD Disclosure.
On July 31, 2026, Mattel issued a press release regarding Mr. Stanichi’s promotion, a copy of which is furnished as Exhibit
99.1 hereto.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit Description
10.1	Letter Agreement between Mattel, Inc. and Roberto Stanichi, dated July 29, 2026, regarding his promotion to President, Chief Marketing and Brand Officer
99.1*	Press release dated July 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)
*Furnished herewith.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Jonathan Anschell
	Name:	Jonathan Anschell
	Title:	Executive Vice President, Chief Legal Officer, and Secretary
Dated: July 31, 2026